SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2007

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Progenics Pharmaceuticals, Inc. (the “Company”) has elected Nicole S. Williams as a member of the Board of Directors of the Company, effective January 2, 2007. She will serve as a director, subject to her earlier resignation or removal, until the 2007 annual meeting of the Company’s stockholders and the election and qualification of her successor. Ms. Williams will initially serve as a member of the Audit Committee of the Board of Directors. Ms. Williams received a grant of 25,000 non-qualified stock options, under the Company’s 2005 Stock Incentive Plan, the terms of which are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. The stock options have an exercise price of $26.66 per share, the closing price of the Company’s common stock on January 3, 2007. The Company’s press release, dated January 8, 2007, announcing the appointment of Ms. Williams is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.       Description

99.1             Press release dated January 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.

By:  /s/ ROBERT A. MCKINNEY
    Robert A. McKinney
    Chief Financial Officer, Senior Vice President,
    Finance & Operations and Treasurer

Date: January 8, 2007